RESTRICTED STOCK AWARD
(LEADERSHIP TEAM)
PURSUANT TO THE SPARTECH CORPORATION
2004 EQUITY COMPENSATION PLAN

Award No.:    RS-2013- ______
Award Date:    December 12, 2012
Participant:    ___________________________
Award Shares:    ___________________________

Vesting Date(s):	_______ shares on December 12, 2013 _______ shares on December 12, 2014 _______ shares on December 12, 2015 _______ shares on December 12, 2016
THIS RESTRICTED STOCK AWARD (“Award”) is granted by Spartech Corporation (the “Company”) to the individual named above (“Participant”), as of the date specified above (the “Award Date”), pursuant to the Spartech Corporation 2004 Equity Compensation Plan (as amended and in effect from time to time, the “Plan”). Capitalized terms not defined herein have the meanings given to them in the Plan.
Subject to the terms and conditions set forth in this Award and the Plan, and subject to the Participant’s written acknowledgment and acceptance of this Award, the Company hereby grants to the Participant all rights, title and interest in and to the number of shares of Company common stock, $.75 par value per share (“Common Stock”) specified above (the “Award Shares”).
This Award is subject to the terms of the Plan and to all of the terms and conditions contained in Exhibit A, which begins on the following page and which is a part of this Award. Among other things, Exhibit A contains important additional information on vesting and forfeiture of the Award Shares.
THIS AWARD IS VOID UNLESS IT IS SIGNED BY THE PARTICIPANT AND RETURNED TO THE COMPANY BY THE 60TH DAY AFTER THE AWARD DATE.
SPARTECH CORPORATION

By:
Victoria M. Holt
President and Chief Financial Officer

* * * * *

By signing below, the Participant hereby acknowledges and accepts the above Award subject to the terms set forth above and in the Plan, and also acknowledges receipt of a copy of the Plan and the current Prospectus for the Award Shares.
Participant:
Date Signed:

EXHIBIT A
TO
RESTRICTED STOCK AWARD

1.    RIGHTS OF PARTICIPANT WITH RESPECT TO AWARD SHARES. Subject to the restrictions set forth in this Award, the Participant shall have all rights as a stockholder with respect to the Award Shares, including the right to vote and receive dividends and other distributions on the Award Shares.
2.    CERTAIN RESTRICTIONS WITH RESPECT TO AWARD AND AWARD SHARES.
(a)    Non-Transferability of Award. This Award, and any unvested Award Shares, shall not be transferable other than by the Participant’s last will and testament or the laws of descent and distribution, or by court order. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Participant.
(b)    Assurance of Compliance. To ensure compliance with the terms of this Award, and as a condition of the issuance of the Award Shares, the Participant hereby:

(i)	Agrees that certificates or accounts for unvested Award Shares may bear a legend or otherwise be subject to the restrictions imposed by this Award;

(ii)	Agrees that the Company may retain custody, either directly or through an agent, of any unvested Award Shares either in certificate or book entry form at the Company’s option;

(iii)
Agrees to execute such stock powers or other documents, if required, as the Company may require in order to transfer and/or redeliver any unvested Award Shares to the Company if and when provided by this Award; and

(iv)	Irrevocably appoints the Secretary or Assistant Secretary of the Company as the Participant’s attorney-in-fact to take any other action necessary to ensure such compliance.
3.    VESTING OF AWARD SHARES.
(a)    Vesting Date. Except as otherwise provided in this Award, the Award Shares shall become non-forfeitable, or “vest,” on the “Vesting Date(s)” set forth above. Upon vesting of the Award Shares, the Company shall release the Award Shares which have vested to or as directed by the Participant, subject to Section 5.
(b)    Acceleration of Vesting Upon Death or Disability. Upon the Participant’s death or Disability, all unvested Award Shares shall immediately vest, and, subject to Section 5, the Company shall deliver the Award Shares which have become vested:

(i)
In the case of the Participant’s death, to or as directed by the person or persons to whom the Participant’s rights under this Award shall have passed by will or by the applicable laws of descent and distribution; or

(ii)	In the case of the Participant’s termination as a result of Disability, to or as directed by the Participant or the Participant’s personal representative.
(c)    Acceleration of Vesting Upon Termination Without Cause or With Good Reason Following a Change in Control. If the Participant’s Employment is terminated (i) by the Company without Cause, or (ii) by the Participant with Good Reason, in each case in connection with or within the 24 month period following the first occurrence of a Change in Control after the Award Date, then all then unvested and outstanding Award Shares shall immediately vest, and, subject to Section 5, the Company shall deliver to or as directed by the Participant the Award Shares which have become vested.
4.    FORFEITURE OF UNVESTED AWARD SHARES. If, prior to the vesting of all of the Award Shares, the Participant’s Employment terminates for any reason (whether voluntary or involuntary and whether with or without cause) other than as set forth in Sections 3(b) or (c), then immediately after such termination all unvested Award Shares shall be forfeited by the Participant and transferred back to the Company.
5.    TAXES.
(a)    Tax Withholding. Unless the Participant makes advance arrangements satisfactory to the Company to reimburse the Company in a timely manner for the withholding taxes payable by the Company under any federal, state or local tax law related to the grant of this Award or the vesting of the Award Shares, the Company:

(i)
May withhold, or cause to be withheld, from the Award Shares otherwise deliverable to the Participant under this Award, a number of such shares having a fair market value on the applicable Vesting Date sufficient to satisfy its tax withholding obligations at the minimum statutory rate, and

(ii)	May take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.
(b)    Valuation for Tax Purposes. For income and withholding tax purposes, the per-share fair market value of the Award Shares on a given date shall be deemed to be the closing price of the Company’s common stock on the New York Stock Exchange on such date (or if such date is not a trading day, then the opening price on the next trading day), except to the extent a different valuation method is required to be used by applicable tax laws or regulations.
(c)    No Commitment As to Tax Treatment. Neither the Company nor any subsidiary makes any commitment or guarantee that any federal or state tax treatment will apply or be available to the Participant. The Participant agrees to indemnify the Company for the Participant’s portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant of this Award, the vesting of the Award Shares, or the sale or other disposition of the Award Shares.
6.    ADDITIONAL DEFINITIONS. For purposes of this Award:
(a)    “Cause” means, in each case as determined in the reasonable discretion of the Company’s Board of Directors or the board of directors of a successor or parent entity (the “Board”):

(i)	The Participant being convicted of (or pleading nolo contendere to) the commission of a crime that constitutes a felony;

(ii)	Acts of the Participant which constitute willful fraud or dishonesty on the part of the Participant in connection with the Participant’s duties;

(iii)
The Participant willfully engaging in conduct materially injurious to the Company or gross misconduct, including but not limited to the willful or grossly negligent failure or refusal of the Participant to comply with the lawful instruction of the Board, after a written demand for compliance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has violated this provision;

(iv)
The Participant’s failure, whether or not intentional, to fully comply with: (A) the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees, or (B) if applicable, the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (C) the Company’s Statement of Policy Regarding Securities Trades by Company Personnel; or

(v)
The Participant’s failure to fully cooperate in good faith with any internal, governmental or regulatory investigation involving or in any way related to the Company or its operations. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of a senior officer or counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(b)	“Change in Control” means:

(i)	The occurrence of the “Distribution Date” as such term is defined in the Rights Agreement dated as of April 2, 2001 between the Company and Mellon Investor Services LLC; or

(ii)
If the “Redemption Date” or the “Final Expiration Date,” as such terms are defined in the aforesaid Rights Agreement, has occurred, the acquisition by any Person of 50% or more of the combined voting power of all the Company’s then outstanding voting securities, unless prior to such acquisition the Board has approved such acquisition and determined that it is in the best interests of the Company and its shareholders; or

(iii)
The consummation (i.e., closing) of any merger, consolidation or other transaction involving the Company, or of any one of a series of related transactions, as a result of which (A) the Company would not be the surviving corporation, or (B) the holders of the Company’s common stock immediately prior to such transaction would not own at least a majority of the voting power of the Company immediately after the transaction in substantially the same relative proportions as they owned the Company’s common stock immediately prior to the transaction, or (C) the Company’s common stock would be converted into cash or other securities of the Company other than voting securities having substantially the same relative and proportionate voting power in the entity or entities surviving the transaction as the common stock has immediately prior to the transaction; or

(iv)
The commencement of any tender offer subject to Section 14(d) of the Exchange Act for 20% or more of the Company’s common stock; if the person making such offer could own 50% or more of such common stock when the tender offer terminates; or

(v)
Any change or changes in the composition of the Board within any twenty-four month period such that the individuals constituting the Board at the beginning of such period, together with any individuals who became directors after the beginning of such period whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the directors who were on the Board at the beginning of such period or whose election was previously approved in the same manner, cease to constitute a majority of the Board; or

(vi)
The approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

For the avoidance of doubt, the closing of the transactions contemplated under that certain Agreement and Plan of Merger by and among PolyOne Corporation,, the Company and certain other parties, dated October 23, 2012, shall constitute a “Change in Control” as defined above in section (iii). For purposes of this definition, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.
(c)    “Disability” means the condition of being “disabled” as defined in Section 409A(a)(2)(C) of the Internal Revenue Code (the “Code”). Unless otherwise required under applicable provisions of the Code, the Disability of a Participant shall be determined by a licensed physician chosen by the Company.
(d)    “Employment” means substantially full-time employment by the Company or a subsidiary. In this regard, the transfer of the Participant’s employment between the Company and a subsidiary or between subsidiaries shall not be deemed to be a termination of Employment. Moreover, the Participant’s Employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or authorized vacation or temporary leaves of absence from active employment granted by the Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Committee’s determination in good faith regarding whether a termination of Employment has occurred shall be conclusive.
(e)    “Good Reason” means any of the following: (i) one or more reductions of the Participant’s base salary amounting to 10% or more from the Participant’s highest previous base salary, provided that any reduction which is generally consistent with across-the-board reductions in pay of the Company as a whole shall not be counted for this purpose unless a Change in Control has occurred; (ii) a material change in the geographic location at which the Participant provides services as of the date of this Award, which shall be deemed to include the Company’s requiring the Participant to be based at any office or location greater than 50 miles from the office of the Company at which the Participant is employed as of the date of this Award; (iii) a material reduction in the Participant’s authorities, duties, and responsibilities or in the authorities, duties and responsibilities of the Participant’s supervisor; (iv) a material reduction in the budget over which the Participant retains authority; or (v) one or more other actions by the Company which collectively amount to a material breach of this Award Agreement or any other agreement between the Participant and the Company and thus constitutes a constructive discharge of the Participant. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless: (x) the Participant notifies the Company in writing of the condition allegedly giving rise to such Good Reason within 90 days of the initial existence of such condition, (y) the Company does not cure such condition within 30 days of such notice, and (z) the Participant terminates employment with the Company as a result of such Good Reason within 120 days of the initial existence of such condition.
7.    SECURITIES LAW RESTRICTIONS. The Participant agrees that if at the time of acquisition or delivery of any Award Shares issued hereunder the sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Participant will acquire the Award Shares for the Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and that the Participant will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Award.
8.    REORGANIZATION OF THE COMPANY; ADJUSTMENT OF AWARD SHARES. The existence of this Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Award Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. However, if the Common Stock is subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or other securities, whether through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue common stock or other securities as a dividend or upon a stock split, then for all purposes, references herein to Common Stock or to Award Shares shall mean and include all securities or other property (other than cash) that holders of the Common Stock are entitled to receive in respect of the Common Stock by reason of each such event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Award Shares. In computing any adjustment hereunder, any fractional share or other fractional security which might otherwise become subject to issuance may be eliminated.
9.    NO GUARANTEE OF EMPLOYMENT OR OTHER CONTRACT RIGHT. This Award is not a contract of employment, and neither this Award nor the Plan shall confer upon the Participant any right with respect to continuance of employment or other service with the Company or any subsidiary, or interfere in any way with any right the Company or any subsidiary would otherwise have to terminate the Participant’s employment or other service. Receipt of this Award shall not be deemed to create a right to receive any future restricted stock, restricted stock unit, performance share or performance unit, stock option, stock appreciation right or other award or bonus in any form, and shall not constitute an acquired labor right for purposes of any foreign law. This Award is not a part of the Participant’s salary or wages and shall not afford the Participant any additional right to severance payments or other termination awards or compensation under any Company policy or any domestic or foreign law as a result of the termination of the Participant’s employment for any reason whatsoever.
10.    AMENDMENT AND TERMINATION. No amendment or termination of this Award which would impair the rights of the Participant may be made without the written consent of the Participant. No amendment or termination of the Plan may impair the rights of the Participant under this Award without the written consent of the Participant.
11.    SEVERABILITY. If any provision of this Award shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Award, and this Award shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
12.    GOVERNING LAW. This Award shall be construed in accordance with the laws of the State of Missouri.
13.    SUCCESSORS. Subject to Section 2(a) above, this Award shall bind and inure to the benefit of the Participant and the Company and their respective successors and assigns, and any reference herein to the Company shall be deemed to be a reference to any such successor or assign to the Company.

END OF EXHIBIT A